Exhibit 10.12

AMENDMENT NO. 1 TO TRANSITION SERVICES AND SEPARATION AGREEMENT

This AMENDMENT NUMBER 1 TO TRANSITION SERVICES AND SEPARATION AGREEMENT (this “Amendment”) is entered into on this 31st day of October, 2023 by and between AgeX Therapeutics, Inc. (the “Company”) and Michael David West (“Executive”). Executive and the Company are each referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Executive and the Company are party to that certain Transition Services and Separation Agreement dated as of August 9, 2023 (the “Transition Agreement”); and

WHEREAS, Executive and the Company wish to amend the Transition Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Section 1(f) of the Transition Agreement is hereby amended and restated in its entirety as follows:

(f) Equipment. Subject to the terms hereof, including Executive’s execution and non-revocation of this Agreement, and continued compliance herewith, title of that certain equipment of the Company as set forth on Exhibit B to hereto (the “Equipment”) shall be transferred to Executive, and following transfer of title, Executive shall be responsible for insuring, maintaining, and/or disposing of the Equipment, as Executive sees fit, and, to the extent applicable, Executive shall remove the Equipment from the Company’s facilities at Executive’s own expense and risk within fifteen (15) business days of transfer of title, as follows: (i) that Equipment identified on Exhibit B with a current fair market value of approximately $73,000 shall transfer to Executive on November 1, 2023 and (ii) the remaining Equipment that is not transferred on November 1, 2023, excluding such Equipment as set forth on Exhibit B, with a current fair market value of approximately $87,000, shall be transferred to Executive at a later date to be mutually agreed upon between the Parties by November 1, 2024, but in no case shall such transfer occur later than November 1, 2027 (the actual date of such transfer, the “Future Transfer Date”), subject to Executive’s execution no earlier than the Separation Date, and non-revocation of, the Supplemental Release, within fifteen (15) business days of the Separation Date. Executive shall indemnify the Company for any damage, losses or expenses incurred by the Company resulting from the storage of the Equipment on the Company’s premises, or resulting from the removal of Equipment in accordance with this Transition Agreement.

2. All capitalized terms used in this Amendment but not defined herein shall have the meanings given to such terms in the Transition Agreement. This Amendment shall only serve to amend and modify the Transition Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Transition Agreement, which are not specifically modified, amended and/or waived herein, shall remain in full force and effect and shall not be altered by any provisions herein contained. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment that are not expressly set forth in this Amendment are of no force or effect.

3. This Amendment may be executed in several counterparts, including by .PDF or .GIF attachment to email or by facsimile, each of which is deemed to be an original, and all of which taken together constitute one and the same agreement. This Amendment and the Transition Agreement (as amended hereby) constitute the entire understanding of the Parties hereto with respect to the subject matter hereof, and any and all prior agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, except for the Transition Agreement (as amended hereby), are superseded by this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the dates set forth beneath their names below, effective for all purposes as provided above.

EXECUTIVE

/s/ Michael David West
Michael David West
Date:	October 31, 2023

AGEX THERAPEUTICS, INC.

By:	/s/ Andrea Park
Name:	Andrea Park
Title:	CFO
Date:	October 31, 2023

Signature Page to

Amendment Number 1 to Transition Services and Separation Agreement

EXHIBIT B

EQUIPMENT